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                                                                     EXHIBIT 5.1



[HOLLAND & KNIGHT LLP LETTERHEAD]
400 North Ashley Drive, Suite 2300
P.O. Box 1288 (ZIP 33601-1288)
Tampa, Florida 33602-4300


                                  March 4, 1999



Jabil Circuit, Inc.
10800 Roosevelt Boulevard
St. Petersburg, Florida 33716


         Re:      Registration Statement on Form S-3
                  (File No. 333-71479)

Gentlemen:

         We refer to the Registration Statement on Form S-3 (File No. 333-71479) (the "Registration Statement"), filed by Jabil Circuit, Inc. (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 (the "Securities Act"), an aggregate of 12,075,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company being offered to the public pursuant to a U.S. Purchase Agreement and an International Purchase Agreement (collectively the "Purchase Agreements"), between the Company, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney Inc., C.E. Unterberg, Towbin, and Thomas Weisel Partners LLC, as representatives of the U.S. Underwriters and Merrill Lynch International, Donaldson, Lufkin & Jenrette International, Salomon Brothers International Limited, C.E. Unterberg Towbin, and Thomas Weisel Partners LLC, as the representatives of the International Underwriters.

         In connection with the above registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to require as a basis for the opinion expressed below.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Common Stock will be, when and if sold in accordance with the Purchase Agreements, duly authorized, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                       Very truly yours,

                                                       HOLLAND & KNIGHT LLP